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                                                                     EXHIBIT 23











                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated August 11, 2000 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ending June 30, 2000 into the Company's previously filed Registration Statement File Nos. 2-94541, 33-30454, 33-65391, 333-16471, 33-32618, 33-52045,
333-49553, 333-92291, 33-50175, 333-58647 and 333-30974.



/s/ ARTHUR ANDERSEN LLP
---------------------------
Atlanta, Georgia
September 27, 2000